UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36405 (Commission File Number)	46-3769850 (IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado (Address of principal executive offices)	80237 (Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 18, 2022, Farmland Partners Inc. (the “Company”) and Farmland Partners Operating Partnership, L.P. (the “Operating Partnership”), as guarantors, and American Farmland Company L.P. (“AFCO”), a wholly owned subsidiary of the Company as the borrower, entered into an Amended, Restated and Consolidated Loan Agreement (the “Consolidated Loan Agreement”) with Rutledge Investment Company ("Rutledge"), pursuant to which the parties agreed to consolidate the Company's five outstanding promissory notes with Rutledge (the "Legacy Rutledge Loans") into a single revolving credit loan in an aggregate principal amount of up to $112.0 million (the "Consolidated Loan") maturing on March 1, 2027 (the "Maturity Date" and collectively, the “Refinancing”). As a condition to Rutledge providing the Refinancing, the Company and the Operating Partnership individually entered into Amended and Restated Guaranty Agreements with Rutledge, each dated as of February 18, 2022 (each, a “Guaranty Agreement”) whereby they are required to unconditionally guarantee AFCO's obligations under the Consolidated Loan, and AFCO entered into that certain Consolidated of Notes and Modification and Extension Agreement with Rutledge, dated as of February 18, 2022 (the “Modification Agreement,” and together with the Consolidated Loan Agreement and the Guaranty Agreements, the “Refinancing Agreements”). As of the date of this Current Report on Form 8-K, the $112.0 million was fully drawn on the Consolidated Loan.

The interest rate for the Consolidated Loan is based on the Secured Overnight Financing Rate, plus an applicable margin. The applicable margin for the Consolidated Loan will be 1.80% to 2.25%, depending on the applicable pricing level in effect. The Company previously paid a commitment fee to Rutledge equal to 0.50% of the aggregate principal amount of the Consolidated Loan. Generally, the Consolidated Loan Agreement contains terms consistent with the Legacy Rutledge Loans, including, among others, the representations and warranties, affirmative, negative and financial covenants and events of default. The Company will owe no prepayment penalty if it elects to repay the Consolidated Loan in full before the Maturity Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

Dated: February 25, 2022	By:	/s/ Luca Fabbri
Luca Fabbri
President